UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2017
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company           ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders of Blonder Tongue Laboratories, Inc. (the "Company" ) was held on May 23, 2017.  On March 31, 2017, the record date for the 2017 Annual Meeting,  8,121,836 shares of the Company's common stock were outstanding and entitled to one vote per share upon all matters submitted at the 2017 Annual Meeting.   The matters voted on at the 2017 Annual Meeting and the voting results for each matter are set forth below.

(i)           Election of Directors.  The following nominees were elected to serve as Class I directors of the Company, each to hold office for a three-year term to expire at the Company's annual meeting of stockholders in 2020.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES

Anthony J. Bruno	3,776,979	79,133	2,747,236
Steven L. Shea	3,776,979	79,133	2,747,236

(ii) 2016 Employee Equity Incentive Plan.  Stockholders approved a proposal to amend the Company's 2016 Employee Equity Incentive Plan (the "Plan") to increase the annual individual award limits relating to stock options and stock appreciation rights under the Plan from 100,000 to 250,000 shares of common stock.

FOR	AGAINST	ABSTAIN
3,539,561	313,051	3,500

(iii) Ratification of Independent Registered Public Accounting Firm. Stockholders approved a proposal to ratify the appointment of Marcum LLP, certified public accountants, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

FOR	AGAINST	ABSTAIN
6,376,200	226,631	517

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer
Date: May 26, 2017